SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
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(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Stock Appreciation Right Awards

On May 21, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Numerex Corp. (the “Company”) approved the grant of stock appreciation rights (“SARs”) to certain executive officers of the Company, pursuant to the terms and conditions of a Stock Appreciation Right Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The SAR is a contractual right to receive any appreciation in the share price of the Company’s common stock in excess of the exercise price on the date of grant, with the difference, if any, settled in shares of the Company’s common stock.

The SAR awards vest four years after the date of grant, or on May 21, 2014, and expire on May 21, 2020.  The exercise price of the SARs is $4.51, which was the closing price of the Company’s stock on the date of grant.  The SARs were granted under the Company’s 2006 Long-Term Incentive Plan (as amended, the “Plan”).    The Company’s shareholders approved certain amendments to the Plan, including amendments to permit the issuance of SARs, at the Annual Meeting (as further described below in Item 5.07 of this Current Report on 8-K).

The Committee granted the following awards to the Company’s named executive officers:

Name	No. of SARs
Stratton Nicolaides, President and Chief Executive Officer	55,932
Alan Catherall, Chief Financial Officer	43,220
Michael Marett, Chief Operating Officer	42,373
Louis Feinberg, Executive Vice-President	33,898

The foregoing summary of the terms of the SAR awards does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Stock Appreciation Right Agreement, which is filed as Exhibit 10.1 to this Current Form 8-K and is incorporated herein by reference. The Plan is also described in detail in, and attached as an exhibit to, the Company's proxy statement filed with the Securities and Exchange Commission on April 6, 2010.

Organizational Realignment

Effective May 21, 2010, Michael Lang, Executive Vice-President, transitioned to a new role at the Company and, as a result, is no longer an executive officer of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2010, the Company held its 2010 annual meeting of shareholders in Atlanta, Georgia (the “Annual Meeting”).  The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2010, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes.

1.   The following nominees were each elected to serve on the Company’s board of directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes
Brian C. Beazer	6,093,066	82,411	6,102,405
George Benson	6,097,528	77,949	6,102,405
E. James Constantine	6,100,928	74,549	6,102,405
Stratton J. Nicolaides	6,139,493	35,984	6,102,405
John G. Raos	6,100,728	74,749	6,102,405
Andrew J. Ryan	6,117,830	57,647	6,102,405

2.   The proposal to ratify the selection and appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved and received the following votes:

No. of Votes
For	12,252,376
Against	19,112
Abstain	6,394

3.   The proposal to approve certain amendments to the Company’s 2006 Long-Term Incentive Plan was approved and received the following votes:

No of Votes
For	5,920,468
Against	252,158
Abstain	2,851
Broker Not Voted	6,102,405

No other matters were submitted for shareholder action at the Annual Meeting.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Stock Appreciation Right Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           NUMEREX CORP.

Date: May 27, 2010                                         /s/ Alan B. Catherall
                                                                           Alan B. Catherall
                                                                   Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Stock Appreciation Right Agreement